UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2024

LONGDUODUO COMPANY LIMITED

(Exact name of registrant as specified in its charter)

Nevada	333-260951	37-2018431
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

G3-5-8016, Shui’an Town, Ruyi Headquarters Base

Hohhot Economic Development Zone

Inner Mongolia, China

(Address of Principal Executive Office) (Zip Code)

86 (0472) 510-4980

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors

On September 25, 2024, Li Zhijie resigned from his position as a member of the Registrant’s Board of Directors.

On September 25, 2024, the remaining directors elected Ma Jiayang to fill the vacancy on the Board of Directors and to serve as a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following information pertains to the new director:

Ma Jiayang. Since September 2019, Ma Jiayang has been employed as a lawyer by the Inner Mongolia Shuoda Law Firm, where she specializes in resolution of ownership disputes and financial contract disputes. During her tenure at Inner Mongolia Shuoda Law Firm, Ms. Ma has served as legal advisor to government entities, including the Education Bureau of Baotou City, Shahe South Village and West Village in Erdao, Baotou City, as well as the Baotou Branch of China Construction Bank. Ms. Ma graduated from Inner Mongolia University in 2019 with a Bachelor’s degree in law. She is 29 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Longduoduo Company Limited

Date: September 30, 2024	By:	/s/ Zhou Hongxiao
Zhou Hongxiao, CEO

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